PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1

COVER PAGE OF OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein below has been filed with the U. S. Securities and Exchange Commission (the "Commission"). Information contained in this preliminary offering circular is subject to completion or amendment (the "Preliminary Offering Circular"). The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the laws of any such state. The applying Issuer/Registrant may elect to satisfy its obligation to deliver a final offering circular ("Final Offering Circular") by sending you a notice within two business days following the completion of its sale to you that contains the uniform resource locator ("URL") where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed or may be obtained.

Preliminary Offering Circular and Offering Circular, Subject to Completion Dated January __, 2017

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES, AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

THE COMPANY HAS MADE ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW ACCOUNT. All subscriptions during the Initial Offering Period will be held in an escrow account with ________ Escrow Services, Inc. whose address is __________,--Suite _______, _______,________ _______. Net proceeds from such subscriptions will not be paid to the Company until receipt of the minimum offering amount of $500,000. If the $500,000 minimum offering amount is not achieved, the related proceeds will be returned to the investors without interest. Investors are reminded that, given the duration of the Initial Offering Period, subscriptions may be held in escrow for up to nine (9) months from the date of this Offering Circular. In addition, while it is expected that interest will be earned on escrowed funds, any interest earned will not be returned to subscribers but rather will be paid the Escrow Agent to defray the costs of the escrow.

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THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

DISTRIBUTION SPREAD

This is the initial offering of common stock of McGraw Conglomerate Corporation, a Delaware corporation (hereinafter sometimes referred to as "McGraw", the "Company, "we", "us", and "our"). We are offering for sale a total of 30,000,000 shares of our common stock at a fixed price of $0.50 per share for the duration of this offering. There is a 1,000,000 share ($500,000) minimum that must be sold by us. The offering is being conducted on a self-underwritten, best efforts basis, which means our sole officer/director, will attempt to sell the shares directly to friends, family members and business acquaintances. Our officers and directors will not receive commissions or any other remuneration from any such sales. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We are an "emerging growth company" under applicable Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a fixed price of $0.50 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for an additional 180 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $15,000,000. Assuming the 1,000,000 share ($500,000) minimum is achieved, all funds raised will become available to us and will be used in accordance with our intended "Use of Proceeds" as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

We will be offering shares of our common stock under the best efforts direct public offering. There are no selling securityholders.

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We are a development stage company and currently have limited or no operations. Any investment in the shares offered hereby involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer(2)	Proceeds to Other Persons

Per Share (3)	$0.50	(1)	$0.50	(4)

Total Minimum:	$500,000	(1)	$500,000	(4)

Total Maximum:	$15,000,000	(1)	$15,000,000	(4)

_____________

(1)	The shares will be offered on a "best-efforts" basis by our sole officer/director, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by us with any broker-dealer firms. Selling commissions may be paid to broker-dealers who are members of FINRA with respect to sales of shares made by them and compensation may be paid to consultants and finders in connection with the offering of shares. We may also pay incentive compensation to registered broker-dealers in the form of common stock or warrants in us. We will indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We may enter into posting agreements with crowdfunding websites, and administrative and escrow agreements with FINRA member broker-dealer or other firms in connection with the offering, for which we may pay fees and issue warrants as compensation.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. See "Use of Proceeds" and "Plan of Distribution."

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. See "Plan of Distribution."

(4)	Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Offering and Professional Services Fees should not exceed $20,250.

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THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHOR-ITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2.

TABLE OF CONTENTS.

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ITEM 3.

SUMMARY OF OFFERING

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under "Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Basis of Presentation; Explanatory Notes.

For interpretative purposes respective to our responses in this Offering Circular, we consider ourselves a "small business" as that term is defined in 17 CFR 230.157.

Non-Reliance on Third-Party Information

If any information in this Offering Circular, or in any exhibit, which was originally provided to us by a third party or incorporated by reference herein in reliance of any such third-party's statements, we cannot warrant or represent the accuracy or sufficiency of any such information, and, we shall not be held liable for the authenticity of any such third-party information. You may form your own conclusions based on the available information therefrom obtained.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as "believe", "intend", "expect", "anticipate", "plan", "may", "will", and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements, including, but not limited to, projections or estimates concerning our former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations, and meet our other cash requirements, are inherently uncertain as they are based on our management's expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and convey by the use of such forward-looking statements, and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

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The following Summary highlights material information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the "Summary and Risk Factors" section, the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section, the financial statements, and the notes to the financial statements.

Overview

30,000,000 SHARES OF COMMON STOCK

MCGRAW CONGLOMERATED CORPORATION

30,000,000 shares of common stock (the "shares") are being offered hereby by MCGRAW CONGLOMERATE CORPORATION, a Delaware corporation (the "Company," “McGraw,” “we,” “us” or “our”), on a best-efforts, self-underwritten basis.

At the present time, there is no public market for the Company’s securities. An investment in the shares offered for sale under this Offering Circular involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 11 of this Offering Circular.)

Unless earlier terminated, the Initial Offering Period will be up to nine (9) months from the date hereof unless, in the sole discretion of the Company, it is extended for periods up to a total of twenty-four (24) months. The Company is offering a minimum of $500,000 up to a maximum of $15,000,000 of such Shares. (See "Plan of Distribution.") The date that (1) subscriptions for a minimum of $500,000 in Shares have been received and (2) the Company has accepted such subscriptions, will mark the end of the Initial Offering Period. At such time, funds raised to that point will be released to the Company, until the up to nine (9) month initial Offering Period is concluded or the Offering is discontinued). As described in greater detail in "Plan of Distribution," the offering is being made pursuant to an Offering Circular which may be extended for additional periods which will, in the aggregate, not exceed 24 months from the date of this Offering Circular and only if this Offering Circular and associated Offering Statement is substantially amended (the "Continuous Offering Period"). During the Initial and Continuous Offering Periods (up to 9 and 24 months, respectively), Shares will be offered at $0.50 per share (the "Selling Price"). If a minimum of $500,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds held in escrow will be promptly returned, excluding any interest, if any.

The minimum purchase is $1,000; additional purchases by existing Shareholders may be made in increments of $500 or more.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE OFFERING CIRCULAR IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

BECAUSE THE MINIMUM CLOSING AMOUNT IS $500,000, INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

UNTIL APRIL __, 2017 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS OFFERING CIRCULAR. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS OFFERING CIRCULAR WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. All references in this Offering Circular to shares are as of November 30, 2016 unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

McGraw Conglomerate Corporation (“McGraw” or the “Company”) is a Delaware corporation located at 711 Berkshire Court, Downers Grove, Illinois 60516 (Telephone: (888) 525-0010). The Company intends, thru its contemplated acquisitions and subsidiaries, to expand existing and profitable business models into more fully developed operations, thereby increasing revenue and profitability of each entity for the benefit of McGraw shareholders. The Company will implement a growth by acquisition model, in pursuit of acquiring profitable companies that are viewed as:

1. “Low beta” opportunities, safe havens with low volatility

2. Early in respective business life cycle

3. Unrealized industry growth potential

4. Offering long-term retention of key management and personnel

5. Long term value for shareholders

See “The Business” and “Plan of Distribution.”

As an emerging growth company in the early exploration stage, our plan of operations has been structured in a manner that management believes, brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. It is anticipated that, unless at least the minimum of this offering is achieved, the Company will not have any employees.

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Emerging Growth Company Status.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act ("JOBS Act"). For as long as we are an emerging growth company, we may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

~ An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of our systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

~ An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board ("PCAOB"), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

~ An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the Commission determines otherwise; and

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is revocable.

We will cease to be an "emerging growth company" upon the earlier of (i) when we have $1 Billion or more in annual revenues, (ii) when we have at least $700 Million in market value of our common stock held by non-affiliates, (iii) when we issue more than $1 billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of our initial public offering.

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Offering Circular, reflects the operations of the Company for its limited operating history as of and for the period from inception to November 30, 2016. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

[Balance of Page Left Intentionally Blank]

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Current Assets	$37
Non-current Assets	$0
Current liabilities	$10,716
Long Term Liabilities	$0
Gross Profit	$(10,679)
Loss from Continuing Operations since inception	$(10,679)
Net Loss	$(10,679)

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Compiled, unaudited financial statements as of November 30, 2016 (see Appendix I) are provided in this Offering Circular. In addition, summary financial data is provided in "Selected Financial Data" above.

RISK FACTORS

Investing in our shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations, and financial condition may suffer significantly. As a result, if and when our common stock is eligible to become quoted, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

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(1) THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS A LIMITED HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH ARE NOT ADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S DEVELOPMENT PLANS. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF HIS INVESTMENT.

The Company is in the early stage of development and has only a limited history of operations. (See "The Company.")

More specifically, to the extent that the Company implements its long-term medial facility construction plans, the Company’s business will be subject to the joint venture partnership with the licensed medical group to remain engaged. The Company will also rely on the partnership with the medical group to supply all medical doctors, managers and personnel to the project in the short and long-term, during and after completion of each proposed medical development project.

To the extent that the Company implements its residential real estate development plans, fluctuations in the real estate market could cause delays in the execution of the business plan, the Company's business will be subject to lack of mortgages for both high-end and affordable homes as well as increased availability of houses on the market which could extend the time that a house remains on the market as well as encountering all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Risk Factors -- Reliance on Management.") In addition, the Company's future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment.

To the extent that the Company implements its dealership services, auto dealership, entertainment and fitness, oil and clean energy as well as financial and insurance services acquisition plans, the Company’s business will be subject to the target acquisition’s business activities, customer/client retention, customer service and business revenue stability. The Company is subject to the target line of business’s continued communication with the Company’s principals, and legal counsel, to effectively transition ownership and revenue to the Company during the timeframe leading up to the maximum amount to be raised by the offering, or to the entire purchase price negotiated with the target having been realized, whichever is first.

Moreover, the Company will be subject to obtain all necessary federal, state, and local permits, licenses, and approvals necessary to operate as a licensed financial services, mortgage or banking entity. The Company’s business is also subject to the current owner’s expertise and assistance in the creation, development, and marketing of the new entertainment and fitness business plan. The Company will rely on input and professional relationships provided by the current owners, to develop and market the existing televised events, development of the brand name nationwide. With regard to the oil and clean energy line of business, the Company is also subject to the industry professionals currently employed by the target at the oil fields remaining in place, and working for the Company during and after the transition of ownership.

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The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion and Analysis of Financial Conditions and Results of Operations.")

In addition, the Company's minimal capital resources are not adequate to fully implement its business plan. If the Company achieves only the $500,000 minimum associated with this offering, the Company is expected to be sustainable for approximately 3-9 months without additional financing. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Conversely, if the Company achieves the $15,000,000 maximum offering associated with this offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

(2) GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS RAISE DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVEST-MENT. The factors described above in “Limited History of Operations” raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

(3) THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES. THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Although the current principal has had significant cumulative experience and expertise in the identification, acquisition and operation of various businesses, he has not operated such an extensive array of operations the Company contemplates. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or controlling interests in companies it may acquire, to the Company's management. This potential risk is even more important in this offering since the Company's business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and none of whom, until the minimum is achieved, is required to devote their services exclusively to the Company except for the principal, Ken McGraw. The loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company will maintain key man life insurance of $1,000,000 on Mr. McGraw, application for which will made after the Company has raised $10,000,0000 in this Offering. The key employees could leave the Company and may compete with the Company if satisfactory agreements are not developed. Therefore, the investors are at risk for losing some or all of their investment if the key employees leave the Company before the management team develops redundancy for those employees.

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(4) BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING AN OPPORTUNITY FOR MANAGEMENT TO DEPLETE THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated real estate-related activities and/or acquisition of majority interest in the businesses of other companies. While the Company expects to use proceeds of this offering as outlined in "Application of Proceeds," management of the Company retains broad discretion as to the specific use of such funds. That discretion could cause the investor to lose all or part of their investment.

(5) FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this offering, the Company is expected to expand into activities in which management has not previously operated and generally experience significant expansion. This includes expansion into entertainment via television. With no experience by the current management in this and other areas (automotive, financial services, food manufacturing and distribution, for instance), the Company could have difficulty in finding management personnel that could effectively operate the associated activities and therefore could cause the loss of the investment into those sectors. To reduce that potential risk, and to tap into pre-existing expertise, the Company will typically enter into joint ventures and/or purchase agreements with time tables for acquisition, only with established firms whose senior management and/or ownership have agreed to long-term employment contracts with the Company. It is possible (as a result of these recent preliminary activities -- and potential future projects and joint ventures) that the Company's management will be required to manage larger business operations than historically has been the case. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities, which could cause a loss of the investor’s money.

(6) FUTURE ACQUISITIONS WITHOUT THOROUGH DUE DILIGENCE MAY RESULT IN FINANCIAL LOSSES THAT DEPLETE THE WORKING CAPITAL TO THE POINT THAT THE COMPANY CANNOT RECOVER AND SUBSEQUENTLY CAUSE INVESTORS TO LOSE THEIR INVESTMENT. To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and joint ventures. If there are no future acquisitions, if there are future acquisitions that are consummated on terms unfavorable to the Company or if any newly acquired companies are unsuccessfully integrated into the Company's operations, the investor could lose all of their money. As the Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future expansion, acquisitions or joint ventures, the Company could lose its ability to continue operations and the investor could lose their investment money.

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(7) THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company's business plan spans construction, real estate development, financial services, entertainment, fitness, and energy, which in some cases overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors in the real estate, construction, communications and financial services sectors could materially and adversely affect the Company's ability to achieve profitability.

(8) NO MARKET STUDIES HAVE BEEN COMPLETED TO SUB-STANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY TOOL, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

(9) THE COMPANY’S SERVICES WILL EXTEND TO DOMESTIC AREAS THROUGHOUT THE UNITED STATES, WHICH CARRIES SUBSTANTIAL RISK ASSOCIATED WITH THE RESPEC-TIVE MARKET AND ECONOMIC CONDITIONS. DECLINING MAR-KET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company's contemplated services. The Company intends to commence operations at a time when the industries affected by consumer products (and especially services) are rapidly evolving and is characterized by an increasing number of market entrants. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company's contemplated products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of the market for a given line of business.

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(10) BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESETMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive services. Promotion and enhancement of the Company's brand will depend largely on its success in continuing to provide high quality services. If the Company is unable to provide high quality services, or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company's business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

(11) RADIO AND TELEVISION BROADCASTING IS SUBJECT TO FEDERAL REGULATIONS THAT IF NOT CAREFULLY FOLLOWED CAN RESULT IN THE LOSS OF THE REQUIRED LICENSING AS WELL AS FUTURE REGULATIONS THAT THE COMPANY MIGHT NOT BE ABLE TO RESPOND TO AND CAN CAUSE INVESTORS TO LOSE THEIR INVESTMENT. Initially, no operations of the Company are subject toFCC regulation. However, in due course, the Company intends to advertise on radio and/or television stations, and produce television events for broadcasting, directly or indirectly through joint ventures or an operating subsidiary, at which time the Company's business will gain exposure on national television. It is noted that Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, affect the then current operations and ownership of the Company.

(12) THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY LINES OF BUSINESS IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT.

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In light of laws and regulations currently applicable directly to consumer products and services, the Company is subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company ramps up (as expected) its ambitious business plan. The Company will initially be subject mainly to those regulations generally applicable to business, including:

~ The Company will have to comply with regulations regarding the wholesale purchase of vehicles in any state in which it has a physical presence. Liability insurance on the business property.

If the dealership creates a body shop, it will have to comply with Occupational Safety and Health Administration (OSHA) regulations. If the dealership opens a tag agency, it will have to comply with the regulations regarding tag agencies in the state in which it has a physical presence. However, the Company does not plan to operate a body shop or tag agency and intends to meet all regulatory requirements for a dealership. If the Company does not satisfy all governmental regulations associated with the automobile dealership, investors could lose their money.

~ For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company. Additionally, the construction company must have workers’ compensation insurance for injury on the job or while operating company vehicles, if the company has any. The construction company must also maintain general liability insurance, comply with the Federal Unemployment Tax Act and OSHA regulations.

~ If the Company enter the financial services sector as contemplated, a number of laws or regulations may be adopted in the future that will have an impact on the Company’s business model and operations. The Company will be required to obtain the necessary federal, state, and local licenses to act in the capacity of a lender. The adoption of new laws or the adaptation of existing laws which impact the services offered by the Company, change the way in which the Company planned to do business, which could decrease the demand for the Company's services and businesses, increase the cost of the Company doing business and therefore cause the investor to lose their investment.

~ For the oil and clean energy sector, federal and state regulations are subject to change and my affect business operation negatively. Federal guidelines may impose new or arduous requirements that cause the Company to significantly change its operation to cope with changes in the laws. Significant safety protocols are in place to protect the business and its employees, and all measures must be taken to ensure workplace safety standards are upheld. Changes to any requirement by federal, state, or local governments, can significantly affect the Company, its operations, and its revenue, and therefor cause the investor to lost their investment.

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(13) THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of the Board of Directors. The Company’s services and may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s). (See "Absence of Public Market and Associated Illiquidity of Shares.")

(14) THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON ANY AVAILABLE SECONDARY MARKET. HOWEVER, UNTIL A MARKET DEVELOPS, A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company's shares are not publicly traded and are not likely to be traded initially. (See "Plan of Distribution.") Such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company's shares may discontinue such activities at any time without notice. The Company intends to list the Shares for trading on any available secondary market or quotation system as early as possible. However, until a market for its shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the shares may be adversely affected. Consequently, holders of shares acquired pursuant to this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the shares may not be readily accepted as collateral for a loan. (See "Investment Requirements.")

(15) CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. Revenues of the Company, as well as those of the services portion of its lines of business generally, could be cyclical but not likely. Most industries and entities the Company seeks to acquire will have stable and producing services that span decades with a loyal customer base. However, demand for any product or service is subject to market conditions and could cause a downturn for the Company and its subsidiaries. This could be reason for the investor to lose their investment.

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(16) ABSENCE OF CERTAIN STATUTORY REGISTRATION; NEITHER THE INVESTMENT COMPANY ACT 1940 NOR THE INVESTMENT ADVISERS ACT OF 1940 APPLY TO THE COMPANY; INVESTORS EXPECTING PROTECTION UNDER THOSE ACTS WILL NOT HAVE SUCH PROTECTION AND THEREFORE COULD LOSE THEIR INVESTMENTS. Neither the management nor the Company is (nor does management believe it is required to be) registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, each as amended; therefore, purchasers of the Shares will not be afforded any protection provided by those Acts. The Company intends to examine opportunities that, if pursued, may become wholly-owned subsidiaries of the Company; alternatively, those pursued activities may take the form of providing, directly or indirectly, financing and/or providing management services to affiliated or non-affiliated companies. Under pertinent operating criteria, the Company intends to conduct its operations so that it does not come under the regulation of the respective Investment Advisers and Investment Company Acts of 1940, both as amended, in all cases having an interest of no less than 50% + one (1) share.

(17) THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company's asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering.

(18) IMMEDIATE DILUTION WILL OCCUR; CCOMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF xxx% PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TOCOMMENCEMENT OF ACTIVE OPERATIONS. This offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share.

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(19) PRINCIPAL STOCKHOLDER (RETAINING 40% OF THE SHARES, IF THE MAXIMUM OFFERING IS ACHIEVED AND UP TO 95.2% IF ONLY THE MINIMUM OFFERING IS ACHIEVED) MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE, INCLUDING THE ELECTION OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL STOCKHOLDER MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT. Prior to the offering, Ken McGraw (the sole director and officer and majority shareholder, the "Principal Stockholder") owned in the aggregate 100% (20,000,000) of the Company’s outstanding shares on the date of this Offering Circular. (See "Security Ownership of Certain Beneficial Owners and Management.") Upon completion of the offering, the Principal Stockholder's aggregate share ownership in the Company will permit HIM to retain not less than 40% of the Shares, assuming the $15,000,000 maximum is raised. Consequently, the Principal Stockholder may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $15,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholder may be able to elect all of the Company's directors. Such control by the Principal Stockholder may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(20) ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF HIS INVESTMENT. All shares held by the Principal Stockholder are "restricted" and/or “control” shares as defined in Rule 144 under the Securities Act ("Rule 144"). This Rule also extends to non-affiliates of the Company with regard to restricted shares, that is those not freely tradable. All of these restricted shares have been owned beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company), if so reporting for at least 90 days. The Company can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

(21) WE MAY EXPERIENCE RISKS ASSOCIATED WITH OUR "PENNY STOCK" CLASSIFICATION ONCE OUR COMMON STOCK BEGINS TRADING. Once our common stock is quoted over-the-counter, if at all, subject to the Commission’s acceptance of our Regulation A+ Offering and FINRA’s per-mission to have a symbol issued and our stock quoted, our stock will subject to "penny stock" rules as defined in the Securities Exchange Act of 1934 Rule 3a51-1, and, because of the constraints on trading resulting from the "penny stock" definition, investors may encounter difficulty in selling their stock. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. We anticipate that our common stock will be subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities that are listed on a national, regional, or international stock exchange. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ proprietary system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document to its customer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

(22) ONCE TRADING COMMENCES, THE PRICE OF OUR SHARES MAY EXPERIENCE SUBSTANTIAL VOLATILITY. In recent years, the securities markets in the United States and Canada, particularly in respect of mining companies, have experienced a high level of price and volume volatility, and the market price of securities of many mineral exploration companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values, or prospects of such companies. The price of our common shares is also likely to be significantly affected by short-term changes in the price of niobium, or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares, once they are trading, if at all, include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our common shares; the size of our public float may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our common shares that persists for a significant period of time could cause our securities to be delisted from such exchange, further reducing market liquidity.

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ITEM 4.

DILUTION

Dilution represents the difference between the offering price per share and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

As of September 26, 2016, the net tangible book value of our shares of common stock was $0 or approximately $0 per share based upon no shares outstanding.

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of November 30, 2016 was $(10,679), or $(0.0005) per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after November 30, 2016, other than by the sale of 30,000,000 shares in this offering at the initial public offering price of $0.50 per share, our pro forma net tangible book value as of 90 days following the effectiveness of this offering will be $14,989,321 or $0.2998per share of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.2998 per share of capital stock to existing shareholders and an immediate dilution of $0.2002 per share of common stock to the new investors. The following table illustrates this per share dilution:

The following table illustrates this per share dilution:

	30MM Shares (100%)	22.5MM Shares (75%)	15MM Shares (50%)	7.5MM Shares (25%)	1 Share

Offering price per share	$0.50	0.50	0.50	0.50	0.50
Net tangible book value per share before Offering	$(0.0005)	(0.0005)	(0.0005)	(0.0005)	(0.0005)
Increase per share attributable to new investors	$0.2998	0.2644	0.2140	0.1360	(0.0005)
Pro forma net tangible book value per share after Offering	$0.2998	0.2645	0.2140	0.1360	(0.0005)
Dilution per share to new investors	$0.2002	0.2355	0.2860	0.3640	0.5005

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The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a range of minimum and maximum amounts being offered under this Offering Circular:

Price per share

Net tangible book value per share before offering

Net tangible book value per share after offering

Increase to present stockholders in net tangible book value per share after offering

Capital contributions

Number of shares outstanding before the offering

Number of shares after offering held by existing stockholders

Percentage of ownership after offering

Applicable to purchasers of shares in this offering if all 30,000,000 shares sold:

Price per share $0.50

Dilution per share $0.2002

Increase to present stockholders in net tangible book value per share $0.2998

Capital contributions $15,000,000

Number of shares after offering held by public investors 50,000,000

Percentage of ownership after offering 40%

Applicable to purchasers of shares in this offering if15,000,000 shares sold:

Price per share $0.50

Dilution per share $0.2860

Increase to present stockholders in net tangible book value per share $0.2140

Capital contributions $7,500,000

Number of shares after offering held by public investors 35,000,000

Percentage of ownership after offering 43%

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Applicable to purchasers of shares in this offering if1,000,000 shares sold:

Price per share $0.50

Dilution per share $0.4767

Increase to present stockholders in net tangible book value per share $0.0233

Capital contributions $500,000

Number of shares after offering held by public investors 21,000,000

Percentage of ownership after offering 95%

The table above is prepared based on information supplied to us by the selling securityholders. Although we have assumed for purposes of the table below that the selling securityholders will sell all of the securities offered by this Offering Circular, because the selling securityholders may offer from time to time all or some of their securities covered under this Offering Circular, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling securityholders or that will be held by the selling securityholders after completion of the resales. In addition, the selling securityholders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling securityholders provided the information regarding their securities holdings. Information covering the selling securityholders may change from time to time and changed information will be presented in a supplement to this Offering Circular if and when necessary and required. Except as described above, there are currently no agreements, arrangements, or understandings with respect to the resale of any of the securities covered by this Offering Circular.

The applicable percentages of ownership are based on an aggregate of 20,000,000 shares of our common stock issued and outstanding on November 30, 2016.

Future Dilution.

For business purposes, we may from time to time issue additional shares, which may result in dilution of then existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. While not applicable at this time, dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the common stock will not occur in the future.

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Shares Eligible for Future Sale.

Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares may be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

As of November 30, 2016, we had outstanding 20,000,000 shares of common stock, par value $0.00001 per share, and no outstanding shares of preferred stock. All of the shares sold in this offering will be freely tradable unless held by an affiliate. An additional number of shares will generally become available for sale in the public market from time to time thereafter upon expiration of their respective holding periods under Rule 144, a portion of which will be subject to Rule 144 volume limitations.

Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the offering of which this Offering Circular is a part, any person who is not deemed to have been a Company affiliate for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	If exchange traded, the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice, and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

ITEM 5.

PLAN OF DISTRIBUTION

This offering will remain open for 90 days following the qualification of this offering and will terminate on April xxx, 2016, unless extended by us for up to an additional 180 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the "Sales Termination Date"). There is a $500,000 minimum. Once achieved, subscription funds may be transferred by us directly from the administrative escrow account into our operating account for use as described in this Offering Circular.

No compensation will be paid to any principal shareholder, officer, director or any affiliated company or party with respect to the sale of our common stock. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable Offering Circular; or (iii) performing clerical work in effecting any transaction. Neither the Company, nor its officers, directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

We are offering a minimum of 1,050,000 shares of common stock and a maximum of 2,090,000 shares of common stock on a “best efforts” basis. If $12,600,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited on or before ___________,2016 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by April ___, 2016,the offering may continue until the earlier of __________, 2016 (which date may be extended at our option) or the date when all shares have been sold.

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We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.mcgrawusa.com, to provide notification of the offering. Persons who desire information will be directed to https://www.___________.com/________/mcgraw------, a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the __________.com website. In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

☐

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

☐

a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

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An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

☐

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

☐

a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

☐

a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

☐	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

We have engaged _________ Securities, LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA), to perform the following administrative functions in connection with this offering in addition to acting as the escrow agent:

☐

review the subscription agreements to determine whether all of the necessary information has been obtained from the investors, to determine compliance with the investment limitation requirement, and to perform anti-money laundering checks;

☐	contact the investors if necessary to gather additional information or clarification;

☐	provide us with prompt notice for subscriptions that cannot be accepted; and

☐	transmit the subscription information data to ________ Stock Transfer LLC, our transfer agent and an affiliate of _________ Securities, LLC.

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As compensation for the services listed above, we have agreed to pay ______ Securities $___.00 per domestic investor for the anti-money laundering check and a fee equal to 1.0% of the gross proceeds from the sale of the shares offered hereby. If we elect to terminate the offering prior to its completion, we have agreed to reimburse ___________ Securities for its out-of-pocket expenses incurred in connection with the services provided under this engagement (including costs of counsel and related expenses) up to an aggregate cap of $____,000. In addition, we will pay _______ Securities $____ for each account set up, $___ per month for so long as the offering is being conducted, but in no event longer than twoyears ($___ in total fees), and up to $__.00 per investor for processing incoming funds. We will pay ________ Technologies LLC, a technology service provider, $__.00 for each subscription agreement executed via electronic signature. ________ Stock Transfer LLC, an affiliate of __________, will serve as transfer agent to maintain stockholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity.

The Company, subject to Rule 255 of the 1933 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering Circular filed with the Commission for the offering. We have plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization, and our website. Our website has not yet been fully developed and may never be.

Please note: We will not communicate any information to prospective investors without providing access to the Offering Circular. The Offering Circular may be delivered through the website that is not yet developed, through email, or by hard paper copy.

By whatever means received or communicated, all of our communications will be Rule 256-compliant and not amount to a free writing Offering Circular. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering Circular is available.

Prior to the acceptance of any investment dollars or subscription agreements, we will determine which state the prospective investor resides in. Investments will be processed on a first-come, first-served basis, up to the maximum offering amount of $15,000,000.

Once qualified by the Commission and FINRA, we expect to receive a listing on the OTC Bulletin Board or a similar medium managed and overseen by OTC Markets Group, Inc.

[Balance of Page Left Intentionally Blank]

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Underwriter.

We are not employing an underwriter in association with the offering.

Offering Expenses.

Assuming the minimum offering is achieved, the Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and any blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the offered shares under state securities laws and FINRA clearance); and (v) our transportation, accommodation and other roadshow expenses.

Pricing of the Offering.

Prior to the offering, there was no public market for the shares offered. The initial public offering price was arbitrarily determined by our board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available to our board of directors;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

We intend to apply to have our common stock quoted on OTCMarkets following the qualification this offering under the symbol "MCGR".

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Investment Limitations.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering Period and Expiration Date.

This offering will start on or after the date this Offering Circular is declared qualified and effective by the Commission and will terminate 90 days later on the Offering Termination Date, unless we extend the offering up to an additional 180 days.

Procedures for Subscribing.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our administrative escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and (assuming the $500,000 minimum offering is achieved) issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the offered shares.

In order to purchase offered shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

ITEM 6.

USE OF PROCEEDS.

We are offering for sale a total of 30,000,000 shares of our common stock at a fixed price of $0.50 per share for the duration of this offering. There is a $500,000/1,000,000 share minimum offering. Once achieved, we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our sole officer/director will attempt to sell the shares directly to friends, family members and business acquaintances. No officer or director who sells shares will not receive commissions or any other remuneration resulting from any such sales.

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The shares will be offered for sale at a fixed price of $0.50 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for an additional 180 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $15,000,000.

The proceeds to the Company from the sale of the shares of common stock (the “shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $15,000,000 if the maximum Offering is achieved and $500,000 if the minimum Offering is achieved. (See “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses).

	$500,000		$7,750,000		$15,000,000
	Minimum		Mid-Point		Maximum
	Dollar	%	Dollar	%	Dollar	%
Lines of Business
Dealership Services	0	-	2,000,000	25.80	3,000,000	20.00
Automotive Dealerships	0	-	-	-	1,000,000	6.66
Financial and Insurance Services	0	-	200,000	2.58	500,000	3.33
Construction and Property	400,000	80.00	3,000,000	38.70	4,000,000	26.66
Entertainment and Fitness	0	-	250,000	3.22	400,000	2.66
Oil and Clean Energy	0	-	1,500,000	19.35	5,000,000	33.33
Sub Totals	400,000		6,950,000		13,900,000

IPO Expenses (Cash Component)	25,000	5.00	50,000	0.66	50,000	0.33
General & Administrative
Personnel	0	-	200,000	2.58	200,000	1.33
Legal Fees	25,000	5.00	25,000	0.32	25,000	0.18
Accounting	0	-	25,000	0.32	25,000	0.18
Marketing	0	-	50,000	0.64	100,000	0.68
Office	0	-	50,000	0.64	50,000	0.33
Sub-Totals	50,000	-	400,000		450,000
Working Capital	50,000	10.00	400,000	5.19	650,000	4.33
Totals	500,000	100.00	7,750,000	100.00	15,000,000	100.00

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The above table is intended to provide an overview of the contemplated application of proceeds over time, as a function of the success of the offering’s raise and having already performed due diligence:

Dealership Services (as described in greater detail in “The Business”): The Company expects to be able to acquire an automotive dealer service company (or companies) to offer on-site dealership services nationwide. Per the table above, we intend to invest $2,000,000 in dealership services if the mid-point is reached; $3,000,000 if the maximum is achieved; but $-0- if only the minimum is achieved.

Automotive Dealerships (as described in greater detail in “The Business”): The Company expects to be able to acquire an auto dealership (or, over time, dealerships) that deliver high volume car sales. Per the table above, we intend to invest $1,000,000 in an auto dealership if the maximum is achieved but $-0- if only the minimum or mid-point is reached.

Financial and Insurance Services (as described in greater detail in “The Business”): The Company intends to offer loans for residential and commercial real estate, small business loans, car loans and business consulting services. More specifically, the Company plans to acquire a mid-sized nationwide insurance and/or re-insurance operation if the mid-point or maximum offering is reached, namely $200,000 if the mid-point is achieved and $300,000 if the maximum achieved but $-0- if only the minimum is achieved.

Construction and medical physician’s management company (as described in greater detail in “The Business”): Expected to be a joint venture to construct and manage medical facilities needed to house 300+ patients to supply technically modern, long-term health care facilities to the Midwest region. That contemplated joint venture is not expected to be pursued unless the maximum is achieved, in which case the Company has reserved $1,000,000 for such effort.

Residential and commercial construction company (as described in greater detail in “The Business”): The construction company sought would be committed to construction of townhome and single family detached housing. If the minimum is reached, the Company intends to invest $400,000. If the mid-point is reached, the Company intends to invest $3,000,000. If the maximum is reached, the Company intends to invest $3,000,000.

Entertainment and Fitness (as described in greater detail in “The Business”): The Company believes it has the capacity to acquire an MMA training center and a nutrition company to offer licensed, sanctioned and televised professional UFC events along with world class professional coaching, recruiting of athletic talent and high grade nutrition products. Management believes that MMA has gone mainstream and acquisitions of these lines of business would allow the Company to capitalize on this niche inside the entertainment and fitness industry. If successful in getting this toehold position, the Company would seek to utilize this nationwide television advertising platform to cross market all other Company holdings. To that end, the Company would invest $250,000 if the mid-point is reached and $400,000 if the maximum is achieved—but $-0- if only the minimum offering is reached.

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Oil Production and Clean Energy (as described in greater detail in “The Business”): The Company believes it can acquire oil field and energy operations in the U.S. as well as identification of renewable energy construction locations for wind and solar energy projects to be subsidized by the U.S. government. Existing oil fields are on shore in the southern United States and are actively pumping and producing hundreds of barrels of oil per day. Believing that oil and clean energy companies with adequate funding offer attractive returns on investment, the Company (directly or through operating subsidiaries) intends to engage oil industry scientists, geologists and energy experts to ensure stable and increasing production with the drilling of additional wells on current multi acre sites. Given the dollar commitments required, the Company will invest $1,500,000 if the mid-point of the offering is achieved and $5,000,000 if the maximum is raised—but $-0- if only the minimum is raised.

Said another way, management believes the following is achievable if the $500,000 minimum is achieved:

•	Secure controlling interest in commercial/residential construction company
•	Secure property for construction projects.
•	Secure operational control of commercial and residential construction projects
•	Secure construction management team
•	Secure medical operations management team

The following is achievable, in management’s opinion, if the $7,750,000 mid-point is achieved:

•	Secure controlling interest in dealership services company
•	Secure majority position in lending Institution
•	Begin construction of residential and commercial properties
•	Secure 50%+ ownership in entertainment and fitness company
•	Secure nationwide television rights for licensed UFC events
•	Secure quality MMA coaching and athletic talent training program
•	Identify recommended wind farm location
•	Secure controlling interest in producing oil well field and concurrently secure complete oil production infrastructure from pumping to refinery delivery.
•	Secure lead scientist, geologist and key managers for oil production operation
•	Begin construction of medical care facility

Indeed, it is management’s view that the following is achievable if the $15,000,000 maximum is achieved:

•	Secure controlling position in 2nd dealership services company
•	Secure majority ownership position in automotive dealership
•	Increase holdings in lending institution
•	Complete first phase construction of residential properties
•	Begin construction of medical facility #1
•	Complete construction of residential properties
•	Secure property for clean energy wind farm development
•	Secure 2nd interest in producing oil field
•	Seek to double oil production acquired
•	Increase delivery and oil refining capability in additional markets

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ITEM 7.

DESCRIPTION OF BUSINESS.

McGraw has identified business sectors that have traditionally, and recently, proved to be safe harbors for capital investment--assuming a viable business vehicle is acquired. Those lines of business include automotive dealerships, automotive services and construction, industries management deems mainstays in the current economy, and well understood business models to the average investor. McGraw can be viewed as seeking out existing companies in lines of business with a low beta (or risk) inside industries that have large upside potential, including the automotive industry. By way of example, dealership services is a niche industry that services auto, boat and airplane dealerships which management believes will enrich the automotive holdings for the Company, offering the ability to market goods and services across multiple industry platforms.

The Company believes that the construction and real estate sectors are showing signs of growth and such market sectors have traditionally been safe harbor investments for long-term investors. Along with traditional construction plans for high end residential and income producing commercial buildings, McGraw plans to operate inside a niche market of the construction industry: medical facilities construction. In management’s opinion, the medical field (especially senior care or “long-term care”) is soon to experience its largest growth cycle in a generation. We believe the rate of retirees is set to exceed all generations by a large multiple. McGraw plans to com-bine the stable and increasing construction industry with the stable and high growth long-term care industry. Management believes it can join with a well-established and experienced medical group, servicing a significant patient list, the Company (with adequate funding) will be able to build up multiple medical facilities, and grand open each location at 100% pre-sold and occupied. We expect to be able to staff and manage those facilities with properly licensed medical staff and operated by the contemplated partner medical group. Upon completion of each facility, McGraw intends to maintain options to retain ownership of each property and participate in revenue sharing, acting as the landlord, or negotiate a price to sell each property to the occupying medical group at a profit.

Entertainment and fitness industries have gone hand in hand since the inception of the World Wrestling Entertainment (“WWE”) in 1979.WWE is an American publicly traded company that deals primarily in professional wrestling with major revenue sources also coming from film, music, product licensing and direct product sales. The Ultimate Fighting Championship (“UFC”)is the largest mixed martial arts (“MMA”) promoter in the world and features most of the top-ranked fighters in the sport. UFC recently sold for $4 billion, the most expensive transaction for an organization in sports history. Like the WWE and the UFC, McGraw plans to capitalize on this now mainstream industry, as a licensed promotion company, and athlete training and recruiting division for the UFC. McGraw intends to acquire a licensed and proven training center for UFC athletes that supplies professional talent directly to the UFC. McGraw also intends to acquire a UFC events promotion company that is currently licensed by the UFC and is responsible for regional UFC events that are televised nationwide to an audience of millions.

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McGraw through this offering believes it can control one (or more) gym, athlete, promotion company, regional televised events and long-term marketing rights. McGraw intends to capitalize on the public success of current entertainment and fitness operations in a way that benefits its shareholders with long-term returns and the potential of large-scale growth. McGraw expects revenue from the management of pro athletes, hosting of regional UFC events and televised advertising of events resulting in the sale of ancillary products and services associated with this sport. Nutrition products, sportswear, promotional items and logo wear are expected to generate growing revenue as the Company closely associates with the UFC and its global advertising and marketing network in participation with UFC industry experts.

Oil wells in the United States have contributed to the successful bid for the U. S. to become energy independent. To do its part for our common goal of energy independence for the U.S., McGraw intends to invest in actively producing oil wells in the southern United States. These oil fields will need to be producing thousands of barrels of American oil up from the ground every day, and delivering it to refineries at a brisk pace. This will be consistent with the Company’s objective to invest only in successful, low risk, revenue producing businesses. In fact, we believe we can acquire operating companies with existing infrastructure, already in place in each location, thereby providing McGraw zero startup costsand ensuring all investment dollars from the Company are ‘above ground’ and can contribute to growing an existing revenue stream into a major profit center for the Company. As this business sector grows, as we believe will happen, McGraw will pursue other options that also contribute to U.S. energy independence, such as harnessing wind energy. For example, the Company will seek to work with government, and clean energy experts, to devise a plan for the Company to enter this sector of the clean energy industry. The U.S. government has many opportunities for business entities to qualify for grants, direct and tax subsidies, for the development of clean energy development. The Company intends to explore all such options and decide on the best entry point or path forward in helping achieve energy independence for the country in an environmentally responsible manner.

There are certain key corporate and management philosophical tenets that the Company’s founder believes are key to the long-term success of the Company:

•	To achieve commercial success in its individual lines of businesses it intends to own and manage, the Company must have majority control (at least 50% plus 1 share) of these operations.

•	Because the Company will focus on our vision to maximize shareholder value, it is in the long-term best interests of the Company, both for its own growth and in developing value for its shareholders, to develop strategies to maximize overall participation in the broadest-based business activities possible.

At the present time, the Company has engaged mostly in organizational activities to structure the various business areas, but also has investigated business opportunities for investment and performed preliminary due diligence on certain projects in the U.S. The Company has maintained close talks with multiple companies, all of which are consistent with the foregoing philosophy and business plan.

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ITEM 8.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, we use the offices (without charge to the Company) of our sole officer and director, Kinney (Ken) L. McGraw. Our office address is711 Berkshire Court, Downers Grove, Illinois 60516. Our telephone number is (888) 525-0010. Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed. We do not own any real property.

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section of the Offering Circular includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling niobium. Accordingly, we must raise cash from sources other than the sale of niobium found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

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To meet our need for cash we are attempting to raise money from this offering. We cannot guaranty that we will be able to raise enough money through this offering to stay in business and we do not know how long we can satisfy our cash requirements. Whatever money we do raise will be applied to payment of expenses of this offering, exploration, and working capital. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a secondary public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money beyond organizational costs and expenses at this time. They are willing to review their decision in the future after they have had an opportunity to see how much money has been raised in this offering in order to determine if there is a need for additional commitments by them. Even if there is a need for additional money, there is no assurance that the officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this section, we have no other financing plans.

A description of our plan of operations is located below. We will be conducting research in connection with the exploration of our property. In addition to conducting exploration on our Property, we may have to buy a plant and/or significant equipment.

Currently, our only employee is the sole officer and director. As other officers are added (based on funding or cash flow) will be devoting full of time to our business. There duties will be to handle our day-to-day administration and perform executive functions. We intend to hire third party independent contractors to the extent personnel are required but any such third party independent contractors will be under our officers’ and directors’ direct supervision. As of the date of this Offering Circular, we have no contractors or consultants and we do not intend to do so until we have completed this offering.

Limited Operating History; Need for Additional Capital.

There is no historical financial information about us upon which you can base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the property, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must execute on our business plan. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

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We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operations

The Company was only recently organized, namely October 11, 2016. As reflected in the attached financial statement, the Company has had very limited operations and has had neither revenue nor profits. The purpose of this offering is to provide working capital for the purposes outlined. At this time, however, the Company has no historical data to discuss.

At present, we expect to generate revenue from the following lines of business: .

•	Construction and sale of single family and multi-family homes
•	Construction, leasing, and revenue sharing in a long-term medical facility
•	Purchase of existing dealership services company with existing revenue stream
•	Acquisition of a financial services and insurance company with existing revenue stream
•	Acquisition of a sports entertainment company with existing revenue stream
•	Acquisition of a producing oil field with existing revenue stream

As of November 30, 2016, we had cash on hand of $100for our operational needs. Currently our operating expenses are approximately $-0- per month. The company has no debts as it begins operations.

We plan to focus our future efforts on construction projects and business acquisitions that will present short term and long-term revenue sources for the Company. We believe using funds to acquire existing businesses with revenue streams, will generate both a stable and long-term revenue stream for the company.

While the construction of single family and multi-family homes presents a modest source of short-term revenue, the construction and full occupancy of a contemplated long-term medical facility is expected to generate significantly greater income and much greater long-term profits.

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The acquisition of any contemplated producing oil field(s)would provide, in our opinion, immediate revenue.

The acquisition of any contemplated automotive dealership services company will, we believe, also provide immediate revenue from existing company sales.

In our view, the construction of a long-term medical facility will not provide immediate revenue, but does present significant and increasing long-term revenue for the Company.

Management believes the acquisition of contemplated ownership interest in an automotive dealership would provide immediate revenue from existing company sales.

The acquisition of a contemplated financial services and Insurance company, we believe, would provide immediate revenue fromexisting company sales.

The acquisition of a contemplated an entertainment and fitness company should, in our view, provide immediate revenue from existing company sales.

The purpose of this offering is to provide funding for the following:

•	$5,000,000 for the acquisition of a producing oil field and refinery distribution channel.
•	$3,000,000 for the acquisition of an automotive dealership services company.
•	$3,000,000 for the construction of single-family estate homes, initially as many as four.
•	$1,000,000 for the construction of one long-term medical facility.
•	$1,000,000 for the acquisition of an ownership interest in an automotive dealership.
•	$500,000 for the acquisition of a financial services and insurance company.
•	$400,000 for the acquisition of and entertainment and fitness company.

The acquisition of a producing oil field will cost, we expect, approximately $5,000,000. The oil fields we will seek out will be fully operational (meaning they must be producing not less than 150barrels of oil per day. Any oil field acquisition must also include of the oil field will also include industry professionals to service the fields geological and scientific needs for not less than two years. We expect that the associated time frame will be approximately two months from acquisition to complete transfer of ownership to the Company, assuming as we do that we will raise at least $5,000,000 in the offering.

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The acquisition of an automotive dealership services company, we expect, will cost $3,000,000. Should we receive funding of $3,000,000 from the sale of our securities, we believe we can receive delivery within 90 days of funding. This business acquisition must be able to provide the Company with immediate revenue, no down time for transition to the Company and current ownership and management will continue to perform required professional duties to ensure no loss of revenue during and after the purchase. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $3,000,000 from the sale of our securities or (ii) the joint venture participation of a third party from the automotive services industry.

The cost to build 4 single family estate homes, in management’s experience, will be approximately $750,000 each ($3,000,000 total). We would expect it will take approximately six months to complete the construction of all four luxury homes. Should we receive funding of $3,000,000 from the sale of our securities, it is our intent to break ground as soon as weather permits post-funding. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $3,000,000 from the sale of our securities or (ii) the joint venture participation of a third party inside the automotive services industry.

The cost to build our first long-term medical facility, we estimate, will cost approximately $1,000,000. We estimate it will take 6-8 months to complete construction of the facility. Should we receive funding of $1,000,000 from the sale of our securities, we intend to break ground as soon as weather permits post-funding. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $1,000,000 from the sale of our securities or (ii) the joint venture participation of a third party from the medical services and/or construction industry.

We plan to invest $1,000,000 in an automotive dealership. Should we receive funding of $1,000,000 from the sale of our securities, we will purchase a percentage of the dealership's existing income stream. We plan to increase our investment in subject Dealership over time, to acquire a larger percentage of the income stream. The long-term goal is acquisition of 100% ownership of a Dealership. Any percentage ownership of the dealership allows the company to capture revenue and cross sell clients between Dealership and Dealership Services business units. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $1,000,000 from the sale of our securities or (ii) the joint venture participation of a third party inside the automotive dealership industry.

We plan to acquire a financial services and insurance company for $500,000. Should we receive funding of $500,000 from the sale of our securities, we intend to seek out such specialized company that would provide for immediate revenue (not less than $150,00 annually) ] and long-term growth potential. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $500,000 from the sale of our securities or (ii) the joint venture participation of a third party from the financial services and/or insurance industry.

The cost to acquire a contemplated entertainment and fitness company, we believe, will be approximately $400,000. Should we receive funding of $400,000 from the sale of our securities, acquisition of this company would provide for immediate revenue and long-term growth potential in both the entertainment and fitness industries. Part of our rationale is that the Company will utilize its holdings in entertainment to market all company services and promote each of the Company’s brands to a nationwide audience. Our future plans are contingent upon the receipt of capital from either: (i) the receipt of at least $400,000 from the sale of our securities or (ii) the joint venture participation of a third party from the entertainment and/or fitness industry.

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ITEM 10.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Identity of Directors, Executive Officers and Significant Employees.

The following table sets forth the names and ages of our current directors, executive officers, and significant employees:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships

Kinney (Ken) L. McGraw	Sole Director and Officer, including President, Secretary and Treasurer	Since Inception	None

Terms of Office.

Each of our officers is elected by our Board of Directors to serve until the next annual meeting of directors or until their successors are duly elected and qualified. Currently the sole officer director is Kinney L. (Ken) McGraw. Our Board of Directors is elected by a majority vote of shares outstanding. As the pre-offering sole owner of shares (through an affiliate personal holding company), Mr. McGraw was elected as sole director of the Company at its November12, 2016 Organization Meeting. Any director elected shall hold office until the later of the next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Background and Business Experience

Kinney L. (Ken) McGraw has over 25 years of experience in corporate finance and real estate in increasingly responsible positions. Licensed as a mortgage banker, mortgage broker and licensed insurance agent, Mr. McGraw began his finance career in real estate in retail sales, becoming over time the founder of a nationwide mortgage and finance firm employing a professional staff of more than one hundred. He is also the former founder of a multi-state banking operation across the Mid-West and South. Mr. McGraw is currently President and CEO of a business consulting firm which services a wide range of clientele requiring expertise in banking, real estate, insurance and/or mortgages. He has broad experience in turning under-performing businesses into profitable enterprises. He attended two years at Moraine Valley (Illinois) Community College(1991-1993) and one year (1994) at Evangel College in Missouri.

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In 1997, Mr. McGraw began his career in finance as a loan officer in Lemont Illinois. He quickly rose to a management position responsible for a team of 15 salesmen.

Achieving success as a manager in the field of residential real estate lending, Mr. McGraw was recruited to manage a team of loan officers for a mid-sized wholesale banking operation in Chicago, Illinois (1998-1999).

In 1999, Mr. McGraw founded 4M Financial in Orland Park, Illinois. He grew a startup mortgage broker operation into a successful regional residential and commercial finance company, developing skills as a sales and operations manager.

In 2001, Mr. McGraw was recruited to develop an inside sales team for a multi-billion-dollar nationwide mortgage lending company. From 2001-2006, Mr. McGraw used the nationwide lending platform to reach clients in all 50 states and, within five years, proved the inside sales model a success.

In 2006, Mr. McGraw founded Excellent Funding, Inc. in Orland Park, Illinois and Miami, Florida, developing a successful mortgage lending business spanning multiple states.

In 2008 McGraw founded Tiger Capital Management, LLC, a banking and finance consulting firm. From 2008 to date, Mr. McGraw has helped his clients build successful business operations in the areas of banking, finance, mortgage and real estate.

Legal and Disciplinary History of Our Officers and Directors.

None. During the last five years, excluding traffic violations and minor offenses, Kinney (Ken) L. McGraw, currently our only director and officer, has not been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding;(b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, their involvement in any type of business, securities, commodities, or banking activities;(c)the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended, or vacated; or (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited any of our directors' or officers' involvement in any type of business or securities activities. Similarly, Mr. McGraw is a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii) and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

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Identification of Significant Employees.

We employ no significant employees other than Mr. McGraw, the aforementioned sole officer and director.

Family Relationships.

We currently do not have any officers or directors who are related to one another.

Committees

We do not currently have an audit, compensation or nominating committee. Our Board of Directors, currently comprised of a sole member, is expected for the foreseeable future to act as a “committee of the whole” board and, as such, is not expected to have separate audit, compensation and nominating committees. Following the completion and effectiveness of this offering and after FINRA permits us to have our securities quoted and issues us a symbol, we intend to include one or more independent directors and intend to adopt a charter for each committee.

The audit committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight and primary responsibility for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The compensation committee functions being performed by our Board of Directors, currently and for the foreseeable future,requires the oversight for implementation and approvals of the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements.

The nominating committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of change in ownership of our common stock and other equity securities with the Commission. Officers, directorsand greater than 10% stockholders are required by the Com-mission's rules and regulations to furnish us with copies of all Section 16(a) forms they file. Since our inception, and for the foreseeable future, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended; therefore, compliance with Section 16(a) thereof by our officers and directors is not required.

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ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates compensation paid, granted, or issued to our directors and executive officers from the date of our inception:

Name and Principal Position: Kinney (Ken) L. McGraw, President (1)

$-0-	Salary
$-0-	Bonus
$-0-	Stock Awards
$-0-	Option Awards
$-0-	Non-Equity Incentive Plan Compensation
$-0-	Nonqualified Deferred Compensation Earnings
$-0-	All Other Compensation
$-0-	Total

__________

(1)	We have not paid any cash salaries or other forms of compensation since inception to date.

Basis of Presentation for Summary Compensation Table.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his resignation, retirement, or other involuntary termination of employment by us, any change in control, or a change in the responsibilities of any of our directors or executive officers following a change in our control.

Outstanding Equity Award.

There are no current outstanding equity awards available to our executive officers.

Long-Term Incentive Plans.

There are no arrangements or plans under which we would provide pension, retirement, or like benefits for our directors or executive officers.

Compensation of Directors.

At present, our sole director receives no annual stipend, salary or bonus for their service as a members of our Board of Directors.

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ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of shares of our common stock owned beneficially as of November 30, 2016, by: (i) our sole director; (ii) our sole executive officer; and (iii) each person or group known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Unless otherwise indicated, the shareholder listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)

Kinney (Ken) L. McGraw (1) and (4)	Common	20,000,000	100%

All Officers & Directors as Group	Common	20,000,000	100%

________

(1)	For purposes of this disclosure, the address for Mr. McGraw is that of the Company.
(2)	The number and percentage of shares beneficially owned is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.
(3)	Based on 20,000,000 issued and outstanding shares of our common stock as of November 30, 2016.
(4)	Through McGraw Capital, Inc., personal holding company of Mr. McGraw.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Beneficial Owner(s)

During the last five years, excluding traffic violations and minor offenses, no beneficial owner of our common stock has been:(a)convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding;(b)the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his/their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d)the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or(e) a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii), and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

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ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

Other than loans provided to us by Kinney (Ken) L. McGraw (on customary third party lender terms), there are no transactions where management has a direct or indirect personal interest. See Note 6 to the Financial Statements for more information on these loans.

All future affiliated transactions will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from any unaffiliated third party.

ITEM 14.

SECURITIES BEING OFFERED.

Organized in Delaware on October 11, 2016, the Company’s authorized capital stock consists of100,000,000 shares of common stock (par value of $0.00001) and 5,000,000shares of preferred stock (par value as well of $0.00001). As of November 30, 2016, we had 20,000,000shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

We are in the process of applying for a CUSIP identifier for our common stock.

Once this offering is qualified and made to become effective by the Commission and FINRA, we expect to receive a listing on OTCMarkets, an alternative trading platform operated, managed and overseen by OTC Markets Group, Inc. Although there can be no certainty FINRA will grant us our symbol request, we will apply to FINRA to have the symbol "MCGR"

We have not had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time from the date of our inception.

The shares of our common stock that were issued prior to this offering, and that are subject to further "insider" restrictions under Rule 144 within the Securities Act of 1933, bear the following restrictive legend

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"The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required."

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off, or performed a reorganization from our date of inception and, with the exception of the acquisition of material assets outlined in this Offering Circular, no such acts or activities in future are being contemplated.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to the rights of holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock, and the holders of Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock.)

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

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Preferred Stock.

Our Articles of Incorporation provide that up to 5,000,000, shares of Preferred Stock may be issued from time to time in one or more series. Our Board of Directors has the authority to fix and determine the number of shares constituting each such series and the relative rights, preferences, privileges and immunities, if any, as well as any qualifications, limitations or restrictions thereof, of the shares thereof, including the authority to fix and determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of preferred stock and to increase or decrease the number of shares of any outstanding series, without further vote or action by shareholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Board Composition and Filling Vacancies.

Our articles of incorporation provide for the division of our Board of Directors into three classes serving staggered three-year terms, with one class being elected each year. Our articles of incorporation also provide that directors may be removed only for cause and then only by the affirmative vote of the holders of xxx% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

No Written Consent of Stockholders.

Our articles of incorporation do not provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Delaware law permits a majority of stockholders to take action pursuant to a written consent so long as (i) a majority of shares owned by the stockholders sign the writing, (ii) each signatory dates his signature and (iii) all of the signatures are dated within 60 days of the effective date of the consent. This may limit a stockholder’s access to and the ability of a stockholder to vote on an action being considered by the Company that would otherwise be required to be presented to and voted on at a validly organized meeting of the stockholders. In the future we intend to present to the stockholders a resolution to amend our articles of incorporation that would prohibit written consents by a majority of the stockholders. If adopted by the stockholders, this proposal may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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Meetings of Stockholders

Our articles of incorporation and bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Articles of Incorporation and Bylaws.

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, and the amendment of our bylaws and articles of incorporation must be approved by not less than 51% of the outstanding shares entitled to vote on the amendment, and not less than 51% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 51% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

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Undesignated Preferred Stock.

Our articles of incorporation, as amended, provide for 5,000,000 authorized shares of preferred stock, par value $0.00001 per share. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Shares Eligible for Future Sale.

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Based on the number of shares of common stock outstanding as of November 30, 2016, upon the closing of this offering, 50,000,000 shares of common stock will be outstanding. The number of shares outstanding upon completion of this offering assumes:

•	the issuance of 30,000,000 shares of common stock.

•	no issuance or exercise of outstanding options or warrants.

All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144. The Company has not adopted such plan and none is currently adopted.

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Lock-up and Market Stand-Off Agreements

We, our directors and executive officers, and certain of our other stockholders have agreed that, subject to certain exceptions, they will not sell any common stock for a period of 180 days from the date of this Offering Circular. Legacy shareholders and non-affiliate shareholders who wish to trade their shares of the Company will be required to wait 90 days from the date of this Offering Circular before selling any shares of common stock.

Trading Suspensions; Administrative Actions

We have not had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time from the date of our inception.

The shares of our common stock that were issued prior to this offering, and that are subject to further "insider" restrictions under Rule 144 within the Securities Act of 1933, bear the following restrictive legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required."

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off, or performed a reorganization from our date of inception, and, with the exception of the acquisition of one or material assets, no such acts or activities in future are being contemplated.

Personal Liability of Shareholders

Under Section 282 of the Delaware Business Corporation Act, as amended, and pursuant to our articles of incorporation, no shareholder may be held personally liable for any debts, liabilities or obligations of the Company.

Transfer Agent and Registrar

XxxxxxxxxxxxxStock Transfer, Inc.

Xxxxxxxxxxx--Suite xxxx

Xxxxxxxxxxxxx

Telephone: (xxx) xxx-xxxx

[Balance of Page Left Intentionally Blank]

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PART F/S

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

McGraw Conglomerate Corp

We have audited the accompanying balance sheet of McGraw Conglomerate Corp. as of November 30, 2016 and the related statement of operations, stockholder's deficit and cash flows for the period from October 11, 2016 (inception) to November 30, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McGraw Conglomerate Corp. as of November 30, 2016 and the results of its operations and its cash flows for the period from October 11, 2016 (inception) to November 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred a loss since inception, had a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ankit Consulting Services, Inc.

December 13, 2016

F-1

McGraw Conglomerate Corp
Balance Sheet
As of November 30, 2016

ASSETS

Current assets:
Cash and cash equivalents	$37

Total Assets	$37

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued expenses	$10,167
Note payable - related party	549

Total current liabilities	10,716

Stockholders' equity (deficit):
Preferred stock (par $0.00001, 5,000,000 shares
authorized, and none issued and outstanding)	-
Common stock (par $0.00001, 100,000,000 shares
authorized, and 20,000,000 issued and
outstanding)	200
Subscription receivable	(200)
Accumulated deficit	(10,679)

Total stockholders' deficit	(10,679)

Total Liabilities and Stockholders' Deficit	$37

The accompanying notes are an integral part of these financial statements

F-2

McGraw Conglomerate Corp
Statement of Operations
For the Period October 11, 2016 (Inception) to November 30, 2016

Net revenues	$-

Operating Expenses:
General and administrative expenses	512
Professional fees	10,163

Total operating expenses	10,675

Loss from operations	(10,675)

Other expenses
Interest (expense)	(4)

Net loss	$(10,679)

Loss per share
Basic & Diluted	$(0.03)
Weighted average number of shares outstanding
Basic & Diluted	392,157

____________

*weighted average number of dilutive shares is the same since the dilutive shares are anti dilutive in nature.

The accompanying notes are an integral part of these financial statements

F-3

McGraw Conglomerate Corp
Statement of Changes in Stockholders' Equity (Deficit)
For the Period October 11, 2016 (Inception) to November 30, 2016

	Common Stock		Subscription	Accumulated	Stockholders'
	Shares	Amount	receivable	Deficit	Deficit

Stock issued for cash	20,000,000	$200	(200)	$-	$-

Net loss for the period from October 11, 2016 (inception) to November 30, 2016	-	-	-	(10,679)	(10,679)

Balance - November 30, 2016	20,000,000	$200	$(200)	$(10,679)	$(10,679)

The accompanying notes are an integral part of these financial statements

F-4

McGraw Conglomerate Corp
Statement of Cash Flows
For the Period October 11, 2016 (Inception) to November 30, 2016

Cash Flows From Operating Activities
Net loss	$(10,679)
Adjustments to reconcile net loss
to net cash used in operations:
Increase in accrued expenses	10,167

Net cash used in operating activities	(512)

Cash Flows From Investing Activities	-

Cash Flows From Financing Activities
Proceeds from related party note payable	549

Net increase in cash and cash equivalents	37

Cash and cash equivalents, beginning balance	-

Cash and cash equivalents, ending balance	$37

The accompanying notes are an integral part of these financial statements

F-5

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

NOTE 1: DESCRIPTION OF BUSINESS

McGraw Conglomerate Corp (the “Company”) was incorporated in Delaware on October 11, 2016.

The Company is engaged in the business of acquiring income producing business entities, in the early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period October 11, 2016 (inception) to November 30, 2016 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

F-6

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time period that the rights exist.

Income taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes”. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

F-7

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

The Company adopted “Accounting for Uncertainty in Income Taxes”. These standards provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold. The Company had no unrecognized tax benefits. During the period from October 11, 2016 (inception) to November 30, 2016 no adjustments were recognized for uncertain tax benefits.

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards. For the period from October 11, 2016 (inception) to November 30, 2016, basic and diluted net loss per share was $0.03 per share.

New Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company is in the process of evaluating the impact of the pronouncement on it’s financial statements.

In November 2015, the Financial Accounting Standards Board (FASB) issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” (ASU 2015-17), which changes how deferred taxes are classified on the balance sheet and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company is in the process of evaluating the impact of the pronouncement on it’s financial statements.

F-8

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities” (ASU 2016-01), which requires equity investments that are not accounted for under the equity method of accounting to be measured at fair value with changes recognized in net income and updates certain presentation and disclosure requirements. ASU 2016-01 is effective beginning after December 15, 2017. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which requires lessees to recognize right-of-use assets and lease liabilities, for all leases, with the exception of short-term leases, at the commencement date of each lease. This ASU requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted. The amendments of this update should be applied using a modified retrospective approach, which requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

In March 2016, the FASB issued Accounting Standards Update 2016-07, Investments- Equity Method and Joint Ventures: Simplifying the Transition to the Equity Method of Accounting (“ASU 2016-07”). ASU 2016-07 eliminates the requirement to apply the equity method of accounting retrospectively when a reporting entity obtains significant influence over a previously held investment. ASU 2016-07 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of this standard would have on its financial condition, results of operations and cash flows.

In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The guidance simplifies accounting for share-based payments, most notably by requiring all excess tax benefits and tax deficiencies to be recorded as income tax benefits or expense in the income statement and by allowing entities to recognize forfeitures of awards when they occur. This new guidance is effective for annual reporting periods beginning after December 15, 2016 and may be adopted prospectively or retroactively. The Company is currently evaluating the impact the adoption of this standard would have on its financial condition, results of operations and cash flows.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The new guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods with that reporting period. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

F-9

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

In May 2016, the FASB issued ASU 2016-11, “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-06 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting” (“ASU 2016-11”), which clarifies revenue and expense recognition for freight costs, accounting for shipping and handling fees and costs, and accounting for consideration given by a vendor to a customer. The new guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods, which will be our interim period beginning January 1, 2018. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods with that reporting period. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance in the new revenue standard on collectability, noncash consideration, presentation of sales tax, and transition. The amendments are intended to address implementation issues and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. The new guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods, which will be our interim period beginning January 1, 2018. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods with that reporting period. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In August 2016, the FASB issued ASU 2016-15, regarding ASC Topic 230 “Statement of Cash Flows.” This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted. The Company does not expect the adoption of this standard to have a significant effect on its financial statements.

NOTE 3: NOTE PAYABLE – RELATED PARTY

The Company received $549 during the period from October 11, 2016 (inception) to November 30, 2016 from the president and CEO, Kinney L. McGraw representing an unsecured note payable bearing interest at 5% per annum. Interest becomes payable along with the principle on December 31, 2017.

F-10

McGraw Conglomerate Corp

Notes to Financial Statements

November 30, 2016

NOTE 4: INCOME TAXES

The Company had an income tax expense for the period from October 11, 2016 (inception) to November 30, 2016 of $0. The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at November 30, 2016 are as follows:

Deferred tax liabilities:

Net income before taxes	$(10,679)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $10,679 as of November 30, 2016. To date, the operations have been financed through the loans from related party.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. At November 30, 2016, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 6: RELATED PARTY TRANSACTION

The Company received $549 during the period from October 11, 2016 (inception) to November 30, 2016 from the president and CEO, Kinney L. McGraw representing a note payable at 5% interest. Interest becomes payable along with the principle on December 31, 2017.

NOTE 7: STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000,000 shares of common stock. The Company issued 20,000,000 shares for $200 cash during the period from October 11, 2016 (inception) to November 30, 2016.

NOTE 8: SUBSEQUENT EVENTS

There have been no significant subsequent events since the balance sheet date.

F-11

Items 16/17.

Index to Exhibits/Description of Exhibits

3.1 (a)	Articles of Incorporation

3.1 (b)	Amendment to Articles of Incorporation

3.2	Bylaws

4	Subscription Agreement

12	Opinion of Counsel re Legality

54

Pursuant to the requirements of Regulation A under the Securities Act of 1933, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on December 22, 2016.

McGraw Conglomerate Corporation, a Delaware corporation

By:	/s/ Kinney L. McGraw
Name:	Kinney L. McGraw
Its:	Chairman and President

55